Exhibit 10.2

EXECUTION COPY

AMENDMENT NO 1 TO
Amended and Restated Loan And Security Agreement
June 1, 2022
EFFECTIVE DATE: May 31, 2020
PARTIES:  Borrowers: Amyris, Inc., a Delaware corporation ("Parent"), Amyris Fuels, LLC, a Delaware limited liability company, Amyris Clean Beauty, Inc., a Delaware corporation, and AB Technologies LLC, a Delaware limited liability company
          Lender: Foris Ventures, LLC ("Foris")
RECITALS
A. Foris is the administrative agent and lender pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of October 28, 2019 (as such Amended and Restated Loan and Security Agreement may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement").
B. Parent has requested that Foris agree to modify certain terms of the Loan Agreement and to provide certain other accommodations to the Borrowers.
D. Foris has agreed to modify the Loan Agreement on the terms set forth in this Amendment No 1 ("Amendment").
E. Capitalized terms used but not defined herein have the meaning given to such terms in the Loan Agreement.
AGREEMENT
For good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the Borrowers and Foris agree as follows:
SECTION 1.Amendment to Loan Agreement. The Loan Agreement is modified as follows:
a.Effective as of the Effective Date hereof, Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Amortization Date."
b.Effective as of the Effective Date hereof, Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions identified below in their entirety and replacing them with the following:

"June PIPE Transaction" means the sale by Parent of Common Stock or other equity securities of Parent in the form of private investment in public equity for total aggregate gross sale proceeds of not less than $175,000,000, which is anticipated to close on or before June 12, 2020.

"Special Meeting" means a special meeting of stockholders held within seventy-five (75) calendar days of June 1, 2020 for the purpose, inter alia, of obtaining Stockholder Approval.

"Stockholder Approval" means stockholder approval for the issuance of shares of Common Stock issuable in accordance with the exercise by Foris of its Conversion Option, as such approval is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Listing Standard Rule 5635(d), from the stockholders of Parent with respect to the Conversion Option.

"Term Loan Interest Rate" means for any day: (i) prior to June 1, 2020, a per annum rate of interest equal to the greater of (A) 12.00% or (B) the rate of interest payable by the Borrowers with respect to any Indebtedness, including, but not limited to, the rate of interest charged pursuant to the Naxos LSA; provided, that for the purposes of this definition, the rate of interest charged pursuant to the Naxos LSA shall be the rate of interest payable by the Borrowers pursuant to the Naxos LSA, minus 25 basis points; and (ii) from and after June 1, 2020, a per annum rate of interest equal to 6.00%.

c.  Effective as of the Effective Date hereof, Section 2.2(e)(i) of the Loan Agreement is hereby amended and replaced in its entirety by the following:
(i) The Borrowers will pay interest on each Advance on the first Business Day of each month, beginning with the month after each applicable Advance Date; provided, however, that the Borrowers shall not be required to make interest payments whether outstanding and unpaid as of May 31, 2020 or accruing thereafter through and including June 30, 2022 during which time interest shall continue to accrue and all unpaid interest shall become payable on July 1, 2022. The entire Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date. The Borrowers shall make all payments under this Agreement by wire transfer in immediately available funds without setoff, recoupment or deduction and regardless of any counterclaim or defense.
For the avoidance of doubt, the Borrowers and the Lender confirm, acknowledge, and agree that no invoice shall be sent in connection with collection of the above payments and receipt of an invoice in connection therewith shall not be a condition of such payments becoming due and payable hereunder. For the sake of clarification, the payments made pursuant to this Section 2.2(e)(i) shall not be subject to any Prepayment Charge under Section 2.6(c) hereof.
d. Effective as of the Effective Date hereof, Section 2.6 of the Loan Agreement is hereby amended by adding the following as a new subsection (e):
        (e) Equity Conversion. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents:
(i) Foris shall have the option, in its sole discretion, at any time, and in one or more transactions, to convert all or any portion of the Secured Obligations into Common Stock at a conversion price equal to the per share price of the June PIPE Transaction (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the "Conversion Option"), subject to each of the following: (A) approval of the issuance of such Common Stock by the Nasdaq Stock Market, to the extent required; (B) approval by Parent's stockholders, to the extent required; and (C) the availability of authorized share capital by Parent; provided, however, that if Stockholder Approval is granted at the Special Meeting, then Foris agrees to exercise a Conversion Option with respect to no less than $15,000,000 of the Secured Obligations within thirty (30) days after the Special Meeting.
(ii) The Borrowers shall provide Foris with not less than ten (10) Business Days' prior notice of any prepayment of Secured Obligations, whether optional or mandatory (a "Prepayment Notice").
(iii) Foris shall provide the Borrowers with written notice of its election to exercise a Conversion Option (a "Conversion Option Notice"), which Conversion Option Notice shall be provided by Foris no later than five (5) Business Days (A) after receipt of a Prepayment Notice for any Conversion Option applicable to the prepayment described in such Prepayment Notice, or (B) prior to the Term Loan Maturity Date for any Conversion Option applicable to Secured Obligations that remain outstanding as of the Term Loan Maturity Date. The Conversion Option Notice shall specify the amount of Secured Obligations to be converted.
(iv) In the event that, within five (5) Business Days after Foris provides a Conversion Option Notice, any of the conditions set forth in subsection 2.6(e)(i) have not been satisfied, or the Conversion Option cannot otherwise be consummated, then: (A) Foris and the Borrowers shall use their commercially reasonable efforts to satisfy any such conditions(s) and consummate the Conversion Option as soon as practicable thereafter; and (B) interest, fees and any other charges payable as Secured Obligations under this Agreement and the other Loan

Documents shall continue to accrue pending the consummation of the Conversion Option.
(v) In the event that, notwithstanding the commercially reasonably efforts of Foris and the Borrowers, a Conversion Option cannot be consummated within twelve (12) months of Foris providing a Conversion Option Notice, then such Conversion Option Notice shall be deemed rescinded and the Secured Obligations shall be payable in accordance with the other terms of this Agreement and the other Loan Documents.
(vi) If the Borrowers attempt to make a prepayment without timely providing a Prepayment Notice, or prior to Foris providing a Conversion Option Notice, or in contravention of any Conversion Option Notice provided by Foris, then Foris shall have the option in its sole discretion, at any time, and in one or more transactions, to purchase Common Stock in an amount that is equal to one hundred and ten percent (110%) of the amount of such prepayment at a conversion price equal to the per share price of the June PIPE Transaction (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), subject to each of the following: (A) approval of the issuance of such Common Stock by the Nasdaq Stock Market, to the extent required; (B) approval by Parent's stockholders, to the extent required; and (C) the availability of authorized share capital by Parent. Foris and the Borrowers shall use their commercially reasonable efforts to satisfy any such conditions(s) and consummate such purchase option as soon as practicable thereafter. Interest, fees and any other charges payable as Secured Obligations under this Loan Agreement and the other Loan Documents shall continue to accrue pending the consummation of such purchase option.
(vii) For the avoidance of doubt, conversion pursuant to this Section 2.6(e) shall not be deemed to be a prepayment to which a Prepayment Charge is applicable for purposes of Section 2.6(c).
e.  Effective as of the Effective Date hereof, Section 7 of the Loan Agreement is hereby amended by adding the following as a new Section 7.29:
7.29 Equity Conversion Conditions. Commencing on June 1, 2020, Parent shall use its commercially reasonable efforts to satisfy in advance (i.e. prior to providing any Prepayment Notice or receipt of any Conversion Option Notice) as soon as reasonably practicable the Conversion Option conditions set forth in clauses (A) through (C) of subsection 2.6(e)(i), including, without limitation, holding the Special Meeting.
SECTION 2.Acknowledgments.

a.The Borrowers hereby acknowledge, confirm, and agree that all Secured Obligations, together with any interest accrued and accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable to Foris, in each case in accordance with the terms of the Loan Documents, are unconditionally owing by the Borrowers, without offset, defense, or counterclaim of any kind, nature, or description whatsoever.
b.Each Borrower does hereby reaffirm the Loan Agreement and other Loan Documents to which it is a party, and ratifies the Loan Agreement and such other Loan Documents to which it is a party, as amended, modified, and supplemented. Each Borrower does hereby ratify, affirm, reaffirm, acknowledge, confirm and agree that (a) the prior grant or grants of Liens and guarantees in favor of Agent for the benefit of Agent and Lender in its properties and assets, whether under the Loan Agreement or under any Loan Document to which each Borrower is a party, shall also be for the benefit of Foris and in respect of the Secured Obligations under the Loan Agreement and the other Loan Documents; (b) all of its obligations owing to Foris under the Loan Agreement and the other Loan Documents, and all prior grants of Liens and guarantees in favor of Agent for the benefit of Lender under the Loan Agreement and each other Loan Document are hereby reaffirmed; and (c) the Loan Agreement and other Loan Documents to which each Borrower is a party are the legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

SECTION 3.[RESERVED]
SECTION 4.Representations and Warranties.
a. Each Borrower hereby represents, warrants and covenants that:
(a) the Loan Documents as modified herein and in any Loan Documents executed concurrently herewith are the legal, valid, and binding obligation of Borrower, enforceable against such Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws or by equitable principals of general application;
(b) the execution, delivery, and performance of this Amendment by such Borrower will not violate any requirement of law or contractual obligation of such Borrower where any such violation could individually or in the aggregate reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than a Lien of Foris or Permitted Liens);
(c) it understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, it has been afforded an opportunity to discuss this Amendment with, and have this Amendment reviewed by, such attorneys and other persons as such Borrower may wish, and it has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress, or other coercion of any kind by any Person; and

(d) as of the Effective Date, such Borrower is not aware of any Event of Default that has not been previously disclosed to Foris.
SECTION 5.Release.
a.In consideration of the agreements of Foris set forth herein, each Borrower hereby releases, remises, acquits and forever discharges Foris and Foris' employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the other Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Each Borrower acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Borrower represents and warrants to Foris that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.
b.Each Borrower understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense to any Released Matter and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.

c.Each Borrower agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute, and unconditional nature of the release set forth above.

d.In furtherance hereof, each Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
"A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party."
By entering into this Amendment, each Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of such Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if such Borrower should subsequently discover that any fact that it relied upon in entering into this Amendment was untrue, or that any understanding of the facts was incorrect, such Borrower shall not be entitled to set aside this Amendment or any release contained herein by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Foris with respect to the facts underlying this Amendment or with regard to any of such party's rights or asserted rights.
The release set forth in this Amendment may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Borrower acknowledges that the release contained in this Amendment constitutes a material inducement to Foris to enter into this Amendment and that Foris would not have done so but for Foris' expectation that such release is valid and enforceable in all events.
e.  Each Borrower hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Released Party on the basis of any Released Matter released, remised, and discharged by such Borrower pursuant to Section 5.1 hereof. If any Borrower violates the foregoing covenant, such Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by any Released Party as a result of such violation.
SECTION 6.Conditions.
The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
a. Foris shall have received, in form and substance satisfactory to Foris, in its sole and absolute discretion, fully executed, and if requested by Foris, acknowledged originals of this Amendment.
SECTION 7.Miscellaneous.
a. The Loan Documents as modified herein and in each of the Loan Documents executed concurrently herewith contain the entire understanding and agreement of each Borrower and Foris in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings with respect thereto. No provision of the Loan Documents as modified herein and in each of the Loan Documents executed concurrently herewith may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Foris and the Borrowers.
b. Except as specifically provided in this Amendment, no implied consent involving any of the matters set forth in this Amendment or otherwise shall be inferred or implied by Foris’ execution of this Amendment or any other action of Lender. Foris' execution of this Amendment shall not constitute a waiver, either express or implied, of the requirement that any waiver with respect to or further modification of the Loan or of the Loan Documents shall require the express written approval of Foris, as further set forth in the Loan Documents. Foris' execution of this Amendment shall not constitute a waiver of any of the rights and remedies that Foris may have against Borrower, or of any of Foris' rights and remedies arising out of the Loan Documents as modified herein and such rights and remedies are hereby expressly reserved.
This Amendment shall be governed by the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

c. The Loan Documents as modified herein are binding upon, and inure to the benefit of, the Borrowers and Foris and their respective successors and assigns.

d. This Amendment may be executed in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

e. All reasonable and documented out-of-pocket expenses and costs of Foris (including, without limitation, the reasonable and documented attorney fees of counsel for Foris and expenses of counsel for Foris) in connection with the preparation, negotiation, execution and approval of this Amendment and any and all other documents, instruments and things contemplated hereby, whether or not such transactions are consummated, together with all other reasonable and documented expenses and costs incurred by Foris are Secured Obligations chargeable to the Borrowers pursuant to the terms of the Loan Agreement.

f. At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or reasonably requested by Foris to effectuate the provisions and purposes of this Amendment.

g. This Amendment will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Section 5 hereof, the Released Parties, shall have any rights hereunder or be entitled to rely on this Amendment and all third-party beneficiary rights (other than the rights of the Released Parties under Section 5 hereof) are hereby expressly disclaimed.

h. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Amendment.

i. The parties hereto acknowledge and agree that no inference in favor of, or against, any party will be drawn from the fact that such party has drafted any portion of this Amendment, the Loan Agreement, or any other Loan Document, as each may be amended.

j. If Foris is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest, or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest, or other consideration will be revived and continue as if such payment, interest, or other consideration had not been received by Foris, and the Borrowers will be liable to, and will indemnify, defend, and hold Foris harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this section will survive repayment of the Secured Obligations or any termination of the Loan Agreement or any other Loan Document.

k. The Borrowers agree that the relationship between each of them, on one hand, and Foris, on the other hand, under the Loan Documents is that of creditor and debtor and not that of partners or joint venturers. This Amendment does not constitute a partnership agreement or any other association among the parties. The Borrowers acknowledge that Foris has acted at all times in connection with the Loan Documents only as a creditor to it within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Foris attempted to exercise any control over it or its business or affairs. The Borrowers further acknowledge that Foris has not taken or failed to take any action under or in connection with its respective rights under the Loan Agreement or any of the other Loan Documents that in any way, or to any extent, has interfered with or adversely affected its ownership of Collateral.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed and delivered as of the day and year first above written.

Borrowers:
Amyris, Inc., a Delaware corporation

By: /s/ Han Kieftenbeld
Name: Han Kieftenbeld
Title: Chief Financial Officer

Amyris Fuels, LLC, a Delaware limited liability company

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

Amyris Clean BeautY, Inc., a Delaware corporation

By: /s/ Anthony Hughes
Name: Anthony Hughes
Title: Chief Financial Officer

AB Technologies LLC, a Delaware limited liability company

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Vice-President

FORIS:

FORIS VENTURES, LLC, a Delaware limited liability company

By:/s/ Barbara Hager
Name: Barbara Hager
Title:
[Signature Page to Amendment No 1 to Amended and Restated Loan and Security Agreement]